UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2010

UTi Worldwide Inc.
(Exact name of registrant as specified in its charter)

British Virgin Islands	000-31869	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Columbus Centre, Pelican Drive Road Town, Tortola British Virgin Islands	c/o UTi, Services, Inc. 100 Oceangate, Suite 1500 Long Beach, CA 90802 USA
(Addresses of Principal Executive Offices)

Registrant’s telephone number, including area code: 562.552.9400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

UTi Worldwide Inc.

Current Report on Form 8-K
June 14, 2010

Item 5.07. Submission of Matters to a Vote of Security Holders.

UTi Worldwide, Inc., (the Company) held its annual meeting of shareholders on June 14, 2010 (the Annual Meeting) in UTi’s Long Beach Solutions Center located at 100 Oceangate Boulevard, Suite 1500, Long Beach, California 90802, USA. Of the 101,564,642 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 92,859,946 shares (91.43%) were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1 – Election of Directors

At the Annual Meeting, each of the Company’s three nominees as listed in the Company’s proxy statement were elected. Accordingly, the following individuals were elected as class “A” directors to serve a three year term and received the number of votes indicated below:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

C. John Langley, Jr.	77,875,458	8,129,749	6,854,739
Allan M. Rosenzweig	81,822,764	4,182,443	6,854,739
Donald W. Slager	81,819,925	4,185,282	6,854,739

Proposal 2 – Ratification of the Appointment of Independent Registered Public Accountants

At the Annual Meeting, the appointment of Deloitte & Touche LLP was ratified as the Company’s independent registered public accountants for the fiscal year ending January 31, 2011. The results of the vote were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
92,810,965	42,257	6,724	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTi Worldwide Inc.

Date: June 14, 2010	By:	/s/ Lance E. D’Amico
Lance E. D’Amico Senior Vice President, Enterprise Support Services & General Counsel